                                                                  Exhibit 99.B16


                     SCHEDULE OF COMPUTATION OF PERFORMANCE
                                   QUOTATIONS

                                P (1+T) n  = ERV

              Where:      P =   Hypothetical Initial Payment of $1000
                          T =   Average Annual Total Return
                          n =   Number of Years
                        ERV =   Ending Redeemable Value of Hypothetical $1000
                                Investment Made at the Beginning of the Year


                            ONE YEAR PERIOD                      FIVE YEAR PERIOD
                            (11/1//95 - 10/31/96)                (11/1/91 - 10/31/96)                  SINCE INCEPTION TO 10/31/96
                            -------------------------------      --------------------------------      -----------------------------
                                                                                                                        (9.2909)
 BALANCED FUND              1000 (1+ .159700)= 1159.700          1000 (1+ .123149)5= 1787.256          1000 (1+ .106037) = 2550.701
 Inception date (7/1/87)               (15.97%)                               (12.31%)                             (10.60%)

 GROWTH AND INCOME FUND                                                                                                 (9.2909)
 Inception date (7/1/87)    1000 (1+ .227700)= 1227.700          1000 (1+ .153049)5= 2038.163          1000 (1+ .121176) = 2894.105
                                       (22.77%)                               (15.30%)                             (12.12%)

 INTERNATIONAL EQUITY                                                                                                   (5.2333)
 FUND                       1000 (1+ .165800)= 1165.800          1000 (1+.108933) 5= 1676.975          1000 (1+ .106611) = 1699.178
 Inception date (8/7/91)               (16.58%)                               (15.30%)                             (10.66%)

 LIMITED-TERM INCOME FUND                                                                                               (8.91279)
 Inception date (12/3/87)   1000 (1+ .045546)= 1045.546          1000 (1+ .055559)5= 1310.426          1000 (1+ .068813) = 1809.652
                                       (4.55%)                                (5.56%)                              (6.88%)

 MONEY MARKET FUND -                                                                                                    (9.1676)
 MILEAGE CLASS Inception    1000 (1+ .051171)= 1051.171          1000 (1+ .042937)5= 1233.930          1000 (1+ . 060114)= 1707.742
 date (9/1/87)                         (5.12%)                                (4.29%)                              (6.01%)

 MUNICIPAL MONEY MARKET                                                                                                 (2.9758)
 FUND                       1000 (1+ .031917)= 1031.917                       N/A                      1000 (1+ .029213)= 1089.465
 Inception date                        (3.19%)                                                                     (2.92%)
 (11/10/93)

 U.S. GOVERNMENT MONEY                                                                                                  (4.6689)
 MARKET FUND                1000 (1+.049794)= 1049.794                        N/A                      1000 (1+ .041078)= 1206.779
 Inception date (3/2/92)               (4.98%)                                                                     (4.11%)

                    SCHEDULE FOR COMPUTATION OF PERFORMANCE
                                   QUOTATIONS


            MONEY MARKET FUNDS - FOR THE 7 DAY PERIOD ENDED 10/31/96

                                                 CURRENT YIELD                              EFFECTIVE YIELD
                                                 -------------                              ---------------
MONEY MARKET FUND-MILEAGE CLASS            (.0009581546 x (365/7)) = 5.00%            ((.0009581546 + 1)(365/7) -1) = 5.12%
MUNICIPAL MONEY MARKET FUND                (.0005926504 x (365/7)) = 3.09%            ((.0005926504 + 1)(365/7) -1) = 3.14%
U.S GOVERNMENT MONEY MARKET FUND           (.0009089457 x (365/7)) = 4.74%            ((.0009089457 + 1)(365/7) -1) = 4.85%




       MUNICIPAL MONEY MARKET FUND - FOR THE 7 DAY PERIOD ENDED 10/31/96

              CURRENT TAX EQUIVALENT YIELD                         EFFECTIVE TAX EQUIVALENT YIELD
              ----------------------------                         ------------------------------

              (.0005926504 x (365/7))/(1-.396) = 4.75%             ((.0005926504+ 1)(365/7) -1)/(1-.396) = 5.19%


 LIMITED - TERM INCOME FUND - 30 DAY S.E.C. YIELD FOR THE PERIOD ENDING 10/31/96

                 30 day yield = 2  x  {  ((a-b)  +  1)6  -  1}
                                           cd

        Where:     a = Dividends and interest earned during the period.

                   b = Expenses accrued for the period (net of reimbursements)

                   c = The average daily number of shares outstanding during the period entitled to receive dividends

                   d = The maximum offering price per share on the last day of the period.

                           2 x { (( 6,732.850 - 837.240 )  +  1 )6  -  1 }  =  6.150%
                                    -------------------
                                    120,566 x 9.66



   LIMITED - TERM INCOME FUND MONTHLY DIVIDEND RATE FROM 10/1/96 TO 10/31/96

                      Monthly Dividend Rate = A/P*(365/n)

          Where:      A = Dividend accrual per share during the month
                          (income distributions)

                      P = Share price at the end of month

                      n = Number of Days

                          .589342 / 9.66x (365 / 31) = 7.18%

                     SCHEDULE OF COMPUTATION OF PERFORMANCE
                                   QUOTATIONS

                                       n
                                P (1+T)  = ERV

Where:          P =   Hypothetical Initial Payment of $1000
                T =   Average Annual Total Return
                n =   Number of Years
              ERV =   Ending Redeemable Value of Hypothetical $1000 Investment
                      Made at the Beginning of the Year


                            ONE YEAR PERIOD                       FIVE YEAR PERIOD
PLATINUM CLASS              (11/1/95 - 10/31/96)                  (11/1/91 - 10/31/96)                   SINCE INCEPTION TO 10/31/96
--------------              -------------------------------       ---------------------------------      ---------------------------

                                                                                                                           (9.1676)
MONEY MARKET FUND           1000 (1+ .048481)= 1048.481           1000 (1+ .044722)5= 1244.525           1000 (1+ .061103)= 1722.403
Inception date (9/1/87)                (4.85%)                                  (4.47%)                               (6.11%)

MONEY MARKET MILEAGE FUND                                                                                                  (9.1676)
Inception date (9/1/87)     1000 (1+ .047817)= 1047.817           1000 (1+ .042270)5= 1229.989           1000 (1+ .059744)= 1702.285
                                       (4.78%)                                  (4.23%)                               (5.97%)

MUNICIPAL MONEY MARKET                                                                                                     (2.9758)
FUND                        1000 (1+ .028827)= 1028.827                         N/A                      1000 (1+ .030260)= 1092.766
Inception date (11/10/93)              (2.88%)                                                                        (3.03%)

U.S. GOVERNMENT MONEY                                                                                                      (4.6689)
MARKET FUND                 1000 (1+.045835)= 1045.835                          N/A                      1000 (1+ .041624)= 1209.737
Inception date (3/2/92)                (4.58%)                                                                        (4.16%)



           MONEY MARKET FUNDS - FOR THE 7 DAY PERIOD ENDED 10/31/96

PLATINUM CLASS                              CURRENT YIELD                               EFFECTIVE YIELD
--------------                              -------------                               ---------------
MONEY MARKET FUND                           (.0009063637 x (365/7)) = 4.73%             ((.0009063637 + 1)(365/7) -1) = 4.84%
MONEY MARKET MILEAGE FUND                   (.0008776068 x (365/7)) = 4.58%             ((.0008776068 + 1)(365/7) -1) = 4.68%
MUNICIPAL MONEY MARKET FUND                 (.0005272725 x (365/7)) = 2.75%             ((.0005272725 + 1)(365/7) -1) = 2.79%
U.S GOVERNMENT MONEY MARKET FUND            (.0008297088 x (365/7)) = 4.33%             ((.0008297088 + 1)(365/7) -1) = 4.42%



                 MUNICIPAL MONEY MARKET FUND - PLATINUM CLASS-
                      FOR THE 7 DAY PERIOD ENDED 10/31/96

   CURRENT TAX EQUIVALENT YIELD                      EFFECTIVE TAX EQUIVALENT YIELD
   ----------------------------                      ------------------------------
   (.0005272725x (365/7))/(1-.396) = 4.55%           ((.0005272725 + 1)(365/7) -1)/(1-.396) = 4.61%